Exhibit 99.1

NYSE American: UEC

Uranium Energy Corp Applauds the U.S. Senate on Passing a
Bipartisan Bill to Ban Russian Uranium Imports

Corpus Christi, TX, May 1, 2024 - Uranium Energy Corp (NYSE American: “UEC” or the “Company”) applauds last night’s vote by the United States Senate for passing H.R. 1042, a bill to ban Russian uranium imports into the United States, by unanimous consent. The House of Representatives passed the bill in December of 2023.

Senator Barrasso of Wyoming stated: “I have fought for years to end America’s reliance on Russian nuclear fuel. Our efforts have finally paid off with passage of our bill to ban these imports once and for all. Wyoming has the uranium to replace Russian imports, and we’re ready to use it. Our bipartisan legislation will help defund Russia’s war machine, revive American uranium production, and jumpstart investments in America’s nuclear fuel supply chain. This is a tremendous victory. I’m grateful to members of both parties for helping get this over the finish line.”

Senator Manchin of West Virgina stated: “It is unconscionable for the United States of America, as the superpower of the world, to contribute to Vladimir Putin's ability to finance his unlawful war against Ukraine through our reliance on Russia for the uranium we need to power our nuclear reactors. I am proud to have worked on this legislation with Ranking Member Barrasso to put an end to Russian uranium imports, which simultaneously unlocks $2.72 billion to ramp up domestic uranium fuel production. Building on initiatives I worked to include in the Energy Act of 2020, the Bipartisan Infrastructure Law, and the Inflation Reduction Act, this legislation is one more critical step toward reshoring our nuclear supply chains.”

Amir Adnani, President and CEO stated: “We thank both chambers of Congress for passing this bipartisan bill that demonstrates the U.S. commitment to nuclear energy, the carbon free energy source that powers one in every five homes in America. Upon enactment, this will strengthen United States energy and national security, ending an untenable reliance on Russian uranium imports. This new law, in conjunction with the recently passed Nuclear Fuel Security Act, creates a firm foundation for long-term growth of the U.S. uranium industry to supply the fuel that powers American households, data centers, and industrial base with clean baseload power. As the fastest growing U.S. uranium company, we are delighted to have this exciting backdrop along with positive global uranium market fundamentals and advance the re-start of uranium production in Wyoming this August, followed by the resumption of our South Texas operations next year.”

About Uranium Energy Corp

Uranium Energy Corp is the fastest growing supplier of the fuel for the green energy transition to a low carbon future. UEC is the largest, diversified North American focused uranium company, advancing the next generation of low-cost, environmentally friendly In-Situ Recovery (“ISR”) uranium projects in the United States and high-grade conventional projects in Canada. The Company has two production-ready ISR hub and spoke platforms located in South Texas and Wyoming. These two production platforms are anchored by fully operational central processing plants and served by seven U.S. ISR uranium projects with all their major permits in place. Additionally, the Company has diversified uranium holdings including: (1) one of the largest physical uranium portfolios of North American warehoused U3O8; (2) a major equity stake in Uranium Royalty Corp., the only royalty company in the sector; and (3) a Western Hemisphere pipeline of resource stage uranium projects. The Company's operations are managed by professionals with decades of hands-on experience in the key facets of uranium exploration, development and mining.

For additional information, please contact:

Uranium Energy Corp. – Investor Relations

Toll Free: (866) 748-1030
Fax: (361) 888-5041
E-mail: info@uraniumenergy.com

X (formerly known as Twitter): @UraniumEnergy

Stock Exchange Information:
NYSE American: UEC
WKN: AØJDRR
ISN: US916896103

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian securities laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of exploration activities, variations in the underlying assumptions associated with the estimation or realization of mineral resources, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks of the mining industry including, without limitation, those associated with the environment, delays in obtaining governmental approvals, permits or financing or in the completion of development or construction activities, title disputes or claims limitations on insurance coverage. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Many of these factors are beyond the Company’s ability to control or predict. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company's filings with the Securities and Exchange Commission. For forward-looking statements in this news release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This news release shall not constitute an offer to sell or the solicitation of an offer to buy securities.